Exhibit 1.1

Spire Inc.

$200,000,000 6.375% Junior Subordinated Notes due 2086

UNDERWRITING AGREEMENT

Dated: January 5, 2026

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EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Company
Exhibit C	–	Pricing Term Sheet
Exhibit D	–	Form of Opinion of Stinson LLP
Exhibit E	–	Form of Opinion of Matthew J. Aplington, Esq.
Exhibit F	–	Form of Opinion of Spain & Gillon, LLC
Exhibit G	–	Issuer General Use Free Writing Prospectuses

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Spire Inc.

$200,000,000 6.375% Junior Subordinated Notes due 2086

UNDERWRITING AGREEMENT

January 5, 2026

BofA Securities, Inc. One Bryant Park New York, New York 10036	RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, New York 10036	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202

As Representatives of the several Underwriters

Ladies and Gentlemen:

Spire Inc., a Missouri corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”), Morgan Stanley & Co. LLC (“Morgan Stanley”), RBC Capital Markets, LLC (“RBC”) and Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA, Morgan Stanley, RBC and Wells Fargo are acting as representatives (each of BofA, Morgan Stanley, RBC, and Wells Fargo, in such capacity, a “Representative” and, collectively, the “Representatives”), with respect to (a) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Exhibit A hereto of $200,000,000 aggregate principal amount of the Company’s 6.375% Junior Subordinated Notes due 2086 (the “Initial Securities”) and (b) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $30,000,000 aggregate principal amount of the Company’s 6.375% Junior Subordinated Notes due 2086 (the “Option Securities” and, together with the Initial Securities, the “Securities”). Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 15 hereof.

The Securities are to be issued pursuant to the Junior Subordinated Indenture dated as of November 24, 2025 between the Company and Regions Bank, as trustee (the “Trustee”), as amended or supplemented, including by the Second Supplemental Indenture thereto to be dated as of the Closing Date between the Company and the Trustee (such Junior Subordinated Indenture, as so amended or supplemented, as the “Indenture”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated January 5, 2026 relating to the Securities and a related prospectus dated May 7, 2025 (the “Base Prospectus”). Such preliminary prospectus supplement and the Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated January 5, 2026 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of the Option Closing Date referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Status as a Well-Known Seasoned Issuer. At (A) the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was any post-effective amendment thereto, any report filed pursuant to Section 13 or 15(d) of the 1934 Act and incorporated by reference therein or any form of prospectus), (C) any time the Company or any person acting on its behalf (within the meaning, for this clause (1) only, of paragraph (c) of Rule 163) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) the date hereof, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405), including not having been and not being an “ineligible issuer” (as defined in Rule 405, without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405); and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of paragraph (c) of Rule 163) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(2) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on May 7, 2025.

(3) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments thereto became effective, at the time the Company filed the Annual Report (including any amendments thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to paragraph (f)(2) of Rule 430B, and at the Closing Date (and, if the Option Securities are purchased, at the Option Closing Date), the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if the Option Securities are purchased, at the Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (C) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, neither (A) the Pricing Term Sheet (as defined in Section 3(l) hereof), any other Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time and the Pre-Pricing Prospectus as of the Applicable Time, considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (C) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424(b), or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(3) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any such Underwriter as aforesaid consists of the information described as such in Section 6(b) hereof, or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture. The Indenture has been qualified under and conforms in all material respects to the 1939 Act.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(4) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5) Independent Accountants. Deloitte & Touche LLP (“D&T”) are (a) independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the PCAOB and (b) independent public accountants with respect to the Tennessee Piedmont Natural Gas Business (the “Proposed Acquired Business”) of Piedmont Natural Gas Company, Inc. (“PNG”), a North Carolina corporation and wholly owned subsidiary of Duke Energy Corporation, a Delaware corporation, as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the PCAOB.

(6) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; to the best knowledge of the Company, the financial statements of the Proposed Acquired Business included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Proposed Acquired Business at the dates indicated and the statements of revenues and direct expenses and of assets acquired and liabilities assumed of the Proposed Acquired Business, for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable. Any supporting schedules included in the Registration Statement present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other pro forma financial statements, and no financial statements of any entity or business other than the Company and the Proposed Acquired Business are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. All “non-GAAP financial measures” (as defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10(e) of Regulation S-K of the Commission, to the extent applicable.

(7) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business nor any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or business prospects of the Proposed Acquired Business such that the Company has the right to terminate its obligations to acquire the Proposed Acquired Business under the applicable acquisition agreement or to decline to consummate the acquisition of the Proposed Acquired Business as a result of such material adverse change (any such change or development described in this clause (A), a “Material Adverse Effect”), (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries with respect to the Company and its subsidiaries taken as a whole, nor, to the Company’s knowledge, Piedmont with respect to the Proposed Acquired Business, has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, the Proposed Acquired Business has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (C) except for regular quarterly cash dividends on the Company’s common stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(8) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(9) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien. The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto and Exhibit B hereto accurately sets forth whether each such subsidiary is a corporation or limited liability company and the jurisdiction of organization of each such subsidiary.

(10) Capitalization. The capitalization of the Company as of September 30, 2025 is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus and, at the Closing Date (and, if the Option Securities are purchased, at the Option Closing Date), the capitalization of the Company will be as set forth in the column entitled “Pro Forma As Adjusted” and in the corresponding line items under such caption (in each case except for any Option Securities issued by the Company pursuant to this Agreement and issuances, if any, subsequent to September 30, 2025 pursuant to employee or director stock option, stock purchase or other equity incentive plans or any dividend reinvestment plan described in the Pre-Pricing Prospectus and the Prospectus, upon the exercise of options issued pursuant to any such stock option, stock purchase or other equity incentive plans as so described, or upon the exercise of options described in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(11) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(12) The Securities. The Securities are in the form contemplated by the Indenture and have been duly authorized by the Company and, in the case of the Initial Securities, at the Closing Date or, in the case of the Option Securities, at the Option Closing Date, will have been duly executed by the Company and, when duly authenticated by the Trustee and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally including court decisions interpreting such laws, (B) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (C) the power of courts to award damages in lieu of equitable remedies, (D) laws and public policy underlying such laws with respect to rights to indemnification and contribution and (E) constitutional bounds on laws that govern the enforceability of choice of law provisions in agreements (the “Enforceability Exceptions”), and will be entitled to the benefits provided by the Indenture; and the Securities will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(13) The Indenture. The Indenture has been duly authorized by the Company, and, at the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions; and the Indenture will conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus; and at the most recent effective date of the Registration Statement, the Indenture was duly qualified under the 1939 Act and the Trustee has filed a Form T-1 as an exhibit to the Registration Statement.

(14) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein and therein, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would neither, individually or in the aggregate, result in a Material Adverse Effect nor materially and adversely affect the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, nor will such action result in any violation of (A) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except, in the case of clause (B) above, for such violations that would neither, individually or in the aggregate, result in a Material Adverse Effect nor materially and adversely affect the performance by the Company of its obligations under this Agreement, the Indenture or the Securities.

(15) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(16) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(17) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Consequences” and the information in the Annual Report under the captions “Business—Gas Utility—Regulatory and Environmental Matters,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Regulatory Accounting” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Matters,” and in Item 13 thereof under the caption “Certain Relationships and Related Transactions, and Director Independence,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein that have not been so described and filed as required.

(18) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document and (D) no authorization, approval, vote or consent of any other person or entity is necessary or required for the authorization, execution, delivery or performance of this Agreement, the Indenture or the Securities by the Company, for the offering of the Securities as contemplated by this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, the Indenture or the Securities, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except (i) such as have been obtained or made, (ii) under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the 1939 Act and (iii) that no representation is made as to such as may be required under state or foreign securities laws.

(19) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in a Material Adverse Effect.

(20) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens (other than the Lien of the Existing Indentures) except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims that, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.

(21) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds” will not be, an “investment company” or an entity “controlled” by an “investment company” (each as defined in the 1940 Act).

(22) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(23) Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons or entities with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Securities.

(24) Tax Returns. The Company and its subsidiaries have filed all federal, state and local tax returns that are required to be filed (or have obtained extensions thereof), except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(25) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(26) Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been, at any time during the Company’s three consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated) and, except as otherwise disclosed in the Annual Report, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations); and such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(27) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

(28) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(29) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived.

(30) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person or entity acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person or entity of the FCPA, including any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries, and, to the knowledge of the Company, any of its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to ensure, continued compliance therewith.

(31) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving a violation by the Company or any of its subsidiaries of the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(32) OFAC. Neither the Company nor any of its subsidiaries, directors or officers nor, to the knowledge of the Company, any agent, employee, affiliate or other person or entity acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State; and the Company will not directly or indirectly use any of the proceeds from the sale of the Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, to engage in, facilitate or finance any activities with or involving any person or entity that, at the time of such financing, is the target of any U.S. sanctions in a manner that would result in a violation of U.S. sanctions.

(33) ERISA Compliance. None of the following events has occurred or exists that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur that, individually or in the aggregate, could result in a Material Adverse Effect: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic No. 715) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this Section 1(a)(33) and the definition of ERISA, the term “Plan” means a “plan” (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, other than a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), with respect to which the Company or any of its subsidiaries may have any liability.

(34) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter, (B) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as defined in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined) and (C) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(35) Offering Materials. Without limitation to the provisions of Section 16 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 16 hereof).

(36) No Restrictions on Dividends. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from (A) paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests or other equity interests, as the case may be, or (B) repaying any loans or advances from or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except under the Existing Indentures or as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus.

(37) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

(38) Interactive Data. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, the aggregate principal amount of Initial Securities set forth in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase the principal amount of Initial Securities set forth opposite its name in Exhibit A hereto (plus any additional aggregate principal amount of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) from the Company, at a price equal to 96.850% of the principal amount thereof, except that, in the case of any Initial Securities resold to certain institutions, such price will be increased to 99.000% of the principal amount of such Initial Securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the principal amount of Option Securities set forth in Exhibit A hereto at a purchase price as provided in Section 2(a) hereof. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part on a single occasion only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising such option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (the “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of such option (unless postponed in accordance with the provisions of Section 10 hereof), nor in any event prior to the Closing Date or earlier than one business day after notice of exercise of such option is given by the Representatives to the Company after the Closing Date. If such option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters, severally and not jointly, the respective number of Option Securities set forth in Exhibit A hereto (or, if applicable, the proportion thereof as set forth below), and each Underwriter, severally and not jointly, will purchase that proportion of the total principal amount of Option Securities being purchased that the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter bears to the total principal amount of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Bracewell LLP, 31 West 52nd Street, Suite 1900, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on January 12, 2026 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 a.m. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on the Option Closing Date as specified in the notice from the Representatives to the Company.

Payment for the Securities shall be made by wire transfer of immediately available funds to the Company to a single bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them, in each case with any transfer taxes payable in connection therewith duly paid by the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, as applicable, that it has agreed to purchase. Each of the Representatives, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date or the Option Closing Date, as applicable, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Initial Securities and the Option Securities, as applicable, available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and the Option Closing Date, as applicable, and, on or prior to the Closing Date and the Option Closing Date, as applicable, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable, in accordance with the Indenture. Delivery of the Securities to the Underwriters on the Closing Date and the Option Closing Date, as applicable, shall be made through the facilities of DTC unless the Representatives shall otherwise instruct at least one business day prior to the Closing Date and the Option Closing Date, as applicable.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments with respect to any of the foregoing from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which any Representative or counsel for the Underwriters shall reasonably object), (iii) of any request by the Commission for any amendment to the Registration

Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which any Representative or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which any Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including any amendments thereto and any exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if any Representative or counsel for the Underwriters shall notify the Company that, in its judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if any Representative or counsel for the Underwriters shall notify the Company that, in its judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if any Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such amendment become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if any Representative or counsel for the Underwriters shall notify the Company that, in its judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if any Representative or counsel for the Underwriters shall notify the Company that, in its judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if any Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the

Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Restriction on Sale of Securities. For 30 days from and including the date of this Agreement, the Company will not, without the prior written consent of the Representatives, issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any debt securities of the Company that are similar to the Securities (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of the Company that are similar to the Securities.

(j) Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing the Prospectus with the Commission in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on clause (8) of Rule 424(b)).

(l) Pricing Term Sheet. The Company will prepare a pricing term sheet (the “Pricing Term Sheet”) containing certain final terms of the Securities in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to the Representatives, and will file the Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 in the manner and within the time period required by Rule 433; provided that the Company shall furnish the Representatives with copies of the Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(m) Listing. The Company will use its reasonable best efforts to effect the listing of the Securities on the NYSE no later than the 30th day following the Closing Date.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations, including (i) the preparation, printing and filing of the Registration Statement (including any amendments thereto and, in each case, any exhibits thereto) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of a blue sky survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of (including fees and disbursements of counsel for) the Trustee in connection with the offer and sale of the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) all fees charged by any rating agencies for rating the Securities, (xi) all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC, (xii) the fees payable in connection with the listing of the Securities on the NYSE and (xiii) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii)(A) or Section 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on clause (8) of Rule 424(b)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.

(b) Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of each of (i) Stinson LLP, counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit D hereto, including a statement to the effect that such counsel confirms its opinion set forth in the Pre-Pricing Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Consequences” that the Securities will be classified for United States federal income tax purposes as indebtedness of the Company, (ii) Matthew J. Aplington, Esq., Senior Vice President and Chief Legal Officer of the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit E hereto and to such further effect as the Representatives may reasonably request and (iii) Spain & Gillon, LLC, local counsel for Spire Alabama Inc., an Alabama corporation that is wholly owned by the Company, in form and substance reasonably acceptable to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit F hereto and to such further effect as the Representatives may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable letter, dated as of the Closing Date, of Bracewell LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d) Officers’ Certificate. At the Closing Date or the Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President, an Executive Vice President or a Senior Vice President of the Company and the Chief Financial Officer or principal accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received letters of D&T with respect to each of the Company and the Proposed Acquired Business, dated the date of this Agreement and in form and substance satisfactory to the Representatives and addressed to the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters, confirming that they are independent public accountants within the meaning of the 1933 Act with respect to the Company and the Proposed Acquired Business and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company, the financial statements of the Proposed Acquired Business and certain financial information included in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing, including the pro forma financial statements included therein.

(f) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received the letters of D&T, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in each letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities and the Option Closing Date is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the Option Closing Date, the Representatives shall have received:

(1) Opinion of Counsel for Company. The favorable opinions of counsel for the Company named in Section 5(b) hereof, each in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on the Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

(2) Opinion of Counsel for Underwriters. The favorable letter of counsel for the Underwriters named in Section 5(c) hereof, in form and substance satisfactory to the Representatives and dated the Option Closing Date, relating to the Option Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3) Officers’ Certificate. A certificate, dated the Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d) hereof.

(4) Bring-down Comfort Letter. Letter of D&T in form and substance satisfactory to the Representatives and dated the Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to the Option Closing Date.

Notwithstanding the foregoing, references in such opinions, certificate and letters to (A) the Closing Date shall be changed to refer to the Option Closing Date and (B) references to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date shall include any amendments or supplements thereto as of the Option Closing Date.

(h) Additional Documents. At the Closing Date and the Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as any Representative or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(i) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement or, if the Option Closing Date is after the Closing Date, in the case of any condition to the purchase of the Option Securities on the Option Closing Date, the obligations of the several Underwriters to purchase the Option Securities on the Option Closing Date, may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Section 1, Section 6, Section 7, Section 8, Section 11, Section 12, Section 13, Section 14, Section 15, Section 17, Section 19 and Section 20 hereof shall survive such termination of this Agreement and remain in full force and effect.

(j) NYSE Listing Application. At or prior to the Closing Date, the Company shall have filed an application for the listing of the Securities on the NYSE, and satisfactory evidence of such action shall have been provided to the Representatives.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and agents and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, a “Company Indemnified Party”) as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, to which such Company Indemnified Party may become subject, under the 1933 Act, the 1934 Act, other federal or state statutory law or regulation or otherwise, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred by such Company Indemnified Party, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred by such Company Indemnified Party in investigating, preparing for or defending against any subpoena or litigation, or any proceeding, subpoena or investigation by any governmental agency or body, whether commenced or threatened, or any loss, claim, damage, liability or action whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or arises out of, or is based on, statements or omissions from the part of the Registration Statement that shall constitute the Statement of Eligibility under the 1939 Act of the Trustee under the Indenture, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement (each, an “Underwriter Indemnified Party”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, to which such Underwriter Indemnified Party may become subject, under the 1933 Act, the 1934 Act, other federal or state statutory law or regulation or otherwise, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the third paragraph under the caption “Underwriting” therein, (ii) the information regarding market making appearing in the sixth paragraph under such caption and (iii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the eighth and ninth paragraphs under such caption (but only insofar as such information described in clauses (i), (ii) and (iii) above concerns the Underwriters).

(c) Actions Against Parties; Notification. Each Company Indemnified Party or Underwriter Indemnified Party (in any such case, an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or 6(b) hereof, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent that it has been materially prejudiced (through the forfeiture or impairment of procedural or substantive rights or defenses) by such failure, provided that the failure to notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to an Indemnified Party otherwise than under Section 6(a) or 6(b) hereof. Counsel for the Indemnified Parties shall be selected as follows: counsel for the Company Indemnified Parties shall be selected by the Representatives and counsel for the Underwriter Indemnified Parties shall be selected by the Company. An indemnifying party may, jointly with any other indemnifying party similarly notified, participate at its own expense in the defense of any such action; provided, however, that counsel for such indemnifying party shall not (except with the consent of an Indemnified Party) also be counsel for such Indemnified Party, and after notice from such indemnifying party to such Indemnified Party of its election so to assume the defense thereof, such indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company Indemnified Parties and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriter Indemnified Parties, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party..

(d) Settlement Without Consent if Failure to Reimburse. If at any time an Indemnified Party shall have requested an indemnifying party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by clause (2) of Section 6(a) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. Each Underwriter’s obligation to contribute pursuant to this Section 7 are several in proportion to the principal amount of Initial Securities set forth opposite its name in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or counsel for the Underwriters shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person or entity controlling any Underwriter or by or on behalf of the Company, any officer, director or employee of the Company or any person or entity controlling the Company and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased and the Option Closing Date occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to the Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, (B) trading generally on the NYSE, the Nasdaq Stock Market, or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE or the Nasdaq Stock Market or by order of the Commission, FINRA or any other governmental authority or (C) a material disruption has occurred in commercial banking or securities settlement, payment or clearance services in the United States or in Europe, (iv) if a banking moratorium has been declared by either federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any of its subsidiaries or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Section 1, Section 6, Section 7, Section 8, Section 11, Section 12, Section 13, Section 14, Section 15, Section 17, Section 19 and Section 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or the Option Closing Date, as applicable, to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement or, if the Option Closing Date occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on the Option Closing Date shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, that does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by electronic mail or fax. Notices to (a) the Underwriters shall be directed to the Representatives c/o (i) BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Facsimile: (212) 901-7881, (ii) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, (iii) RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management/Scott Primrose, E-mail: TMGUS@rbccm.com and (iv) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, E-mail: tmgcapitalmarkets@wellsfargo.com and (b) the Company shall be directed to it at Spire Inc., 700 Market Street, St. Louis, Missouri 63101, Attention: Matthew J. Aplington.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the other Indemnified Parties and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and the other Indemnified Parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings; Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 15. Definitions.

(a) As used in this Agreement, the following terms have the respective meanings set forth below:

“Annual Report” means the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

“Applicable Time” means 4:30 p.m. (New York City time) on January 5, 2026 or such other time as agreed by the Company and the Representatives.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including the Existing Indentures and any other instruments, agreements and documents filed or incorporated by reference as exhibits to the Annual Report or any subsequent report filed by the Company under the Exchange Act pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as such an exhibit has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Company Documents” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Indentures” means (i) the Mortgage and Deed of Trust dated as of February 1, 1945 between Spire Missouri Inc. (formerly known as Laclede Gas Company and Laclede Gas Light Company, a Missouri corporation), and Regions Bank, as successor trustee, (ii) the Amended and Restated Indenture of Mortgage dated as of September 1, 2011 between Spire Gulf Inc. (formerly known as Mobile Gas Service Corporation) and Commerce Bank, as successor trustee, (iii) the Indenture dated as of August 19, 2014 between the Company and Regions Bank., as successor trustee, and (iv) the Indenture dated as of February 16, 2021 between the Company and U.S. Bank Trust Company, National Association, as successor trustee, in each case as amended or supplemented.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority Inc.

“GAAP” means generally accepted accounting principles in the United States.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433) relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” (as defined in paragraph (d)(8)(i) of Rule 433), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to paragraph (d)(5)(i) of Rule 433 because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to paragraph (g) of Rule 433.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (i) in the case of a corporation, its articles of incorporation and bylaws, (ii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement and (iii) in the case of any other entity, the organizational and governing documents of such entity.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s registration statement on Form S–3 (File No. 333-287024) filed on May 7, 2025 and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Repayment Event” means any event or condition that, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person or entity acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company or (ii) gives any counterparty (or any person or entity acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173(d),” “Rule 401(g)(2),” “Rule 405,” “Rule 424(b),” “Rule 430B” and “Rule 433” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to clause (2), (5) or (7) of Rule 424(b) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Termination Event” means any event or condition that gives any person or entity the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including upon the occurrence of a change of control of the Company or other similar events.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(b) All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

(c) All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

(d) All references in this Agreement to the words “include” and “including” (and variations thereof) shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” or “but not limited to”; and the use of the word “or” shall not be exclusive.

SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433;

provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit G hereto and, to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” (as defined in Rule 433) and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company on the one hand and any of the Underwriters on the other hand has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate;

(e) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors thereof.

SECTION 18. Recognition of U.S. Special Resolution. In the event that (a) any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States and (b) any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 18, (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. Section 1841(k), (ii) “Covered Entity” means (A) a “covered entity” (as defined in, and interpreted in accordance with, 12 C.F.R. Section 252.82(b)), (B) a “covered bank” (as defined in, and interpreted in accordance with, 12 C.F.R. Section 47.3(b)) or (C) a “covered FSI” (as defined in, and interpreted in accordance with, 12 C.F.R. Section 382.2(b)), (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. Section 252.81, 47.2 or 382.1, as applicable, and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder.

SECTION 19. Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. TRIAL BY JURY. EACH OF THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH UNDERWRITER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SPIRE INC.

By	/s/ Adam Woodard
Name: Adam Woodard
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

CORE/3000720.0068/235672023.2

CONFIRMED AND ACCEPTED, as of the
date first above written:

BOFA SECURITIES, INC.

By	/s/ Robert Colucci
Authorized Signatory

MORGAN STANLEY & CO. LLC

By	/s/ Natalie Smithson
Authorized Signatory

RBC CAPITAL MARKETS, LLC

By	/s/ Scott Tuchfeld
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Authorized Signatory

As the several Underwriters named in Exhibit A hereto

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Principal Amount of Initial Securities	Principal Amount of Option Securities
BofA Securities, Inc.	$49,000,000	$7,350,000
Morgan Stanley & Co. LLC	$49,000,000	$7,350,000
RBC Capital Markets, LLC	$49,000,000	$7,350,000
Wells Fargo Securities, LLC	$49,000,000	$7,350,000
Samuel A. Ramirez & Company, Inc.	$2,000,000	$300,000
Siebert Williams Shank & Co., LLC	$2,000,000	$300,000
Total	$200,000,000	$30,000,000

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members
Belle Butte LLC	Missouri	Limited Liability Company	Spire Midstream LLC
Laclede Development Company	Missouri	Corporation
Laclede Insurance Risk Services, Inc.	South Carolina	Corporation
Omega Pipeline Company, LLC	Delaware	Limited Liability Company	Spire Midstream LLC
Spire Alabama Inc.	Alabama	Corporation
Spire EnergySouth Inc.	Delaware	Corporation
Spire Gulf Inc.	Alabama	Corporation
Spire Marketing Inc.	Missouri	Corporation
Spire Midstream LLC	Missouri	Limited Liability Company	Spire Resources LLC
Spire Mississippi Inc.	Mississippi	Corporation
Spire Missouri Inc.	Missouri	Corporation
Spire MoGas Pipeline LLC	Delaware	Limited Liability Company	Spire Midstream LLC
Spire Oil Services LLC	Missouri	Limited Liability Company	Spire Resources LLC
Spire Properties Wentzville LLC	Delaware	Limited Liability Company	Spire Midstream LLC
Spire Resources LLC	Missouri	Limited Liability Company	Spire Inc.
Spire Services Inc.	Missouri	Corporation
Spire STL Pipeline LLC	Missouri	Limited Liability Company	Spire Midstream LLC
Spire Storage Salt Plains LLC	Delaware	Limited Liability Company	Belle Butte LLC
Spire Storage West LLC	Delaware	Limited Liability Company	Belle Butte LLC
Spire Tennessee Inc.	Tennessee	Corporation

B-1

EXHIBIT C

PRICING TERM SHEET

Spire Inc.

Offering of

$200,000,000 6.375% Junior Subordinated Notes due 2086

(the “Offering”)

Pricing Term Sheet

January 5, 2026

The information in this pricing term sheet relates to the Offering and should be read together with the preliminary prospectus supplement dated January 5, 2026 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated May 7, 2025, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Registration Statement File No. 333-287024). Terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus Supplement.

Issuer:	Spire Inc.

Ratings (Moody’s / S&P)*:	[Intentionally omitted]

Pricing Date:	January 5, 2026

Settlement Date**:	January 12, 2026 (T+5)

Security Type:	Junior Subordinated Notes

Principal Amount:	$200,000,000

Over-allotment Option:	The underwriters have an option to purchase up to an additional $30,000,000 aggregate principal amount of Notes at the initial public offering price, exercisable for 30 days from the date hereof

Maturity Date:	March 1, 2086

Coupon:	6.375%

Interest Payment Dates:	March 1, June 1, September 1 and December 1, commencing on June 1, 2026

Optional Deferral:	Up to 40 consecutive quarters; deferred interest will accrue and compound quarterly at an annual rate of 6.375%, as permitted by law

Optional Redemption:

Par Call:	At any time, in whole or from time to time in part, on or after March 1, 2031, at 100% plus accrued and unpaid interest to but excluding the redemption date

Tax Event Call:	At any time prior to March 1, 2031, in whole but not in part, at 100% of the principal amount being redeemed plus accrued and unpaid interest to, but excluding, the redemption date

C-1

Rating Agency Event Call:	At any time prior to March 1, 2031, in whole but not in part, at 102% of the principal amount being redeemed plus accrued and unpaid interest to, but excluding, the redemption date

Price to Public:	$25.00

Price to Underwriters:	An underwriting discount of $0.7875 per Note sold in this offering will be deducted from the proceeds paid to the issuer by the underwriters. However, the discount will be $0.25 per Note for sales to institutions.

Expected Listing:	NYSE; if approved for listing, trading expected to begin within 30 days of issuance

CUSIP / ISIN:	84857L 705 / US84857L055

Joint Book-Running Managers:	BofA Securities, Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC Wells Fargo Securities, LLC

Co-Managers:	Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

The issuer has filed a registration statement (including a base prospectus) and the Preliminary Prospectus Supplement (including such base prospectus) with the SEC for the Offering to which this communication relates (File No. 333-287024). Before you invest, you should read the Preliminary Prospectus Supplement (including such base prospectus) and any other documents the issuer has filed with the SEC for more complete information about the issuer and the Offering. You may get these documents for free by searching the SEC online database (EDGAR) on the SEC website at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the Offering will arrange to send you the Preliminary Prospectus Supplement (including such base prospectus) if you request it by calling BofA Securities, Inc. 1-800-294-1322 or by email at dg.prospectus_requests@bofa.com, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, RBC Capital Markets, LLC toll-free at 1-866-375-6829 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

This communication should be read in conjunction with the Preliminary Prospectus Supplement (including such base prospectus). The information in this communication supersedes the information in the Preliminary Prospectus Supplement (including such base prospectus) to the extent inconsistent with the information therein.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

It is expected that delivery of the notes will be made against payment for the notes on or about January 12, 2026, which is the fifth business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+5”). Under Rule 15(c)6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on any date prior to the first business day before delivery should consult their own advisors.

C-2

EXHIBIT D

[FORM OF OPINION OF STINSON LLP]

January 12, 2026

BofA Securities, Inc. One Bryant Park New York, New York 10036	RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, New York 10036	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202

Re:	Underwriting Agreement

Ladies and Gentlemen:

We have acted as special counsel for Spire Inc., a Missouri corporation (the “Company”), in connection with the issuance and sale by the Company, pursuant to the Underwriting Agreement, dated January 5, 2026 (the “Underwriting Agreement”), between the Company and the several underwriters listed on Exhibit A thereto (collectively, the “Underwriters”), for whom BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives, of $200,000,000 aggregate principal amount of the Company’s 6.375% Junior Subordinated Notes due 2086 (the “Securities”). The Securities are to be issued pursuant to the Junior Subordinated Indenture dated as of November 24, 2025 (the “Base Indenture”), as amended or supplemented, including by the Second Supplemental Indenture thereto dated as of the date hereof (the “Supplemental Indenture”), between the Company and Regions Bank, as trustee (the “Trustee”). The Base Indenture, as so amended or supplemented, is referred to herein as the “Indenture.”

This letter is delivered to you at the request of the Company pursuant to Section 5(b) of the Underwriting Agreement. All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Underwriting Agreement.

In reaching the conclusions expressed herein, and acting in our capacity as counsel for the Company in connection with the above-referenced transactions, we have examined originals, or copies certified or otherwise identified to our satisfaction, of each of the following documents (collectively, the “Examined Documents”):

(a) the Underwriting Agreement;

(b) the Indenture;

(c) the form of Securities included in the Supplemental Indenture;

(d) the registration statement on Form S-3 (File No.: 333-287024) of the Company filed on May 7, 2025 with the Securities and Exchange Commission (the “Commission”) (such registration statement, including the documents incorporated therein by reference, the “Registration Statement”);

(e) the prospectus dated May 7, 2025 (together with the documents incorporated therein by reference, the “Base Prospectus”) included in the Registration Statement;

(f) the preliminary prospectus supplement dated January 5, 2026 (such preliminary prospectus supplement, together with the Base Prospectus, the “Pre-Pricing Prospectus” and, together with the pricing term sheet set forth on Exhibit C to the Underwriting Agreement, the “General Disclosure Package”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”); and

(g) the final prospectus supplement dated January 5, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act.

The documents referenced in clauses (a), (b) and (c) above are collectively referred to herein as the “Transaction Documents.”

In addition, we have examined the following documents (collectively, the “Due Diligence Documents”):

(i) the Officer’s Certificate of the Company, a copy of which is attached hereto as Exhibit A (the “Officer’s Certificate”);

(ii) the various certificates and other closing documents delivered in connection with the closing of the transactions contemplated by the Underwriting Agreement; and

(iii) such other documents, agreements and instruments as we have deemed necessary or appropriate as a basis for the opinions hereafter expressed.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter, and relied upon them to the extent we deem appropriate, except where a statement is qualified as to knowledge or awareness, in which case we have made limited inquiry, as specified below. As to various questions of fact relevant to the opinions in this letter, we have relied, without independent investigation, upon the Due Diligence Documents, certificates of public officials, certificates of officers of the Company, and representations and warranties of the Company contained in the Underwriting Agreement and the Due Diligence Documents and of the Underwriters contained in the Underwriting Agreement, all of which we assume to be true, correct and complete. In addition, we have made no inquiry of the Company or any other person or entity (including governmental authorities) regarding, and no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Company is a party other than the Examined Documents and the Due Diligence Documents, and our knowledge of any such matters is accordingly limited.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies and the conformity of the Securities to the forms thereof that we have reviewed. In our examination of documents, we have also assumed (a) the due organization, valid existence and good standing under the Laws (as defined below) of its jurisdiction of organization of each party to the Transaction Documents, (b) the legal capacity of natural persons, (c) the corporate or other power and due authorization of each of the Company and the other parties signatory thereto to execute, deliver and perform its obligations under the Transaction Documents, and to consummate the transactions contemplated therein, (d) the due execution and delivery of the Transaction Documents by all parties thereto (other than, in the case of each Transaction Document, the Company) and (e) that each of the Transaction Documents constitutes a valid and binding agreement or obligation of each party thereto, enforceable against such party in accordance with its terms (other than, in the case of the Company, the Transaction Documents referred to in paragraphs 2 and 3 below).

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Underwriting Agreement has been duly executed and delivered by the Company.

2. Each of the Base Indenture and the Supplemental Indenture has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms; and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

3. Upon (a) the due execution of the Securities by the Company, (b) the due authentication of the Securities by the Trustee pursuant to the Indenture and (c) the delivery of the Securities against payment therefor in accordance with the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

4. The Registration Statement originally became automatically effective under the Securities Act upon filing on May 7, 2025; the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto have been filed with the Commission pursuant to Rule 424(b) under the Securities Act; and, to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

5. The statements in the General Disclosure Package and the Prospectus under the captions “Description of the Junior Subordinated Notes” and “Description of Debt Securities,” insofar as they purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of such terms of such documents in all material respects.

6. The statements in the General Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Consequences,” insofar as such statements purport to summarize the U.S. federal tax Laws or legal conclusions with respect thereto, are correct in all material respects.

7. The Securities will be treated as indebtedness for U.S. federal income tax purposes.

8. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency under any Included Law (other than under the Securities Act or the Securities Exchange Act of 1934, as amended, or in each case the General Rules and Regulations thereunder, which have been made or obtained, or as may be required under state securities or blue sky Laws, as to which we express no opinion), is necessary or required for the authorization, execution or delivery of the Transaction Documents by the Company or for the issuance and sale of the Securities by the Company pursuant to the Transaction Documents.

9. The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder will not violate or result in a default by the Company under (a) any Included Law or (b) to our knowledge, any order of any governmental authority or regulatory body having jurisdiction over the Company or any of its properties under any Included Law.

10. The Company is not, and immediately after the closing of the transactions contemplated by the Underwriting Agreement and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, the Company will not be, an “investment company” required to register under the Investment Company Act of 1940, as amended.

The opinions, negative assurance and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the Laws of the State of New York and (ii) the federal laws of the United States of America. For purposes of this letter, the term “Included Laws” means the items described in clauses (i) and (ii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Underwriting Agreement. The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof, (b) zoning, land use, building and construction Laws, (c) Federal Reserve Board margin regulations, (d) any environmental, labor, tax (other than as provided in paragraphs 6 and 7 above), pension, employee benefit, antiterrorism, money laundering, foreign investment, insurance, commodity, antitrust, intellectual property and state securities or “blue sky” Laws and (e) any Laws that may be applicable to the Company and its subsidiaries by virtue of the particular nature of the businesses conducted by them or any goods or services provided by them or property owned or leased by them.

B. When used in the opinions in this letter, the phrase “to our knowledge” and similar phrases (i) mean, as of the date hereof, the conscious awareness of facts or other information by any lawyer in our firm actively involved in negotiating and preparing the Examined Documents and any lawyer in our firm who otherwise devotes substantive attention to matters of the Company on behalf of this firm and could reasonably be expected to have information material to the opinions expressed herein and (ii) do not require or imply (a) any examination of any other person’s or entity’s files, (b) that any inquiry be made of the client (other than as to the existence of any order referred to in paragraph 9(b) above), any lawyer (other than the lawyers described above), or any other person or entity or (c) any review or examination of any agreements, documents, certificates, instruments or other papers other than the Underwriting Agreement or the other Examined Documents, the Due Diligence Documents and the corporate records referred to in the fifth paragraph of this letter.

C. This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you or any other person or entity of any change in any matter set forth herein, whether based on a change in the Law, a change in any fact relating to the Company or any other person or entity, or any other circumstance. This letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

D. The matters expressed in paragraphs 2 and 3 of this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law), (iii) Laws and public policy with respect to rights to indemnification or contribution, (iv) constitutional bounds on Laws that govern the enforceability of choice of law provisions in agreements and (v) the effect of Laws other than the Included Laws.

E. With respect to the opinion expressed in paragraph 4 above (a) as to the automatic effectiveness of the Registration Statement, we have assumed the Company has not failed to file any reports required for the Company to constitute a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and (b) as to the absence of stop orders suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings thereto, we have relied, without any further inquiry, solely on our review of the information posted prior to [__:__] a.m., New York City time, on the date of this letter on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml.

F. The opinion expressed in paragraph 7 above is based on current provisions of the Internal Revenue Code of 1986, as amended, treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant for such opinion, all as of the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect.

G. We express no opinion with respect to the fairness of the Transaction Documents or any other matter, and in rendering the opinions expressed herein, we have assumed, with your consent, that a court of competent jurisdiction would find all such matters were entirely fair. We assume that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed herein.

H. We have assumed that the application of the proceeds from the offering of the Securities is as described in the General Disclosure Package.

I. We express no opinion as to (i) the compliance of the transactions contemplated by the Transaction Documents with any regulations or governmental requirements applicable to any party other than the Company, (ii) the financial condition or solvency of the Company or the Company’s compliance with any financial covenant or similar economic requirement or condition, (iii) the ability (financial or otherwise) of the Company or any other party to meet their respective obligations under the Transaction Documents, (iv) the compliance of the Transaction Documents or the transactions contemplated thereby with, or the effect on any of the opinions expressed herein of, the antifraud provisions of federal and state securities Laws, rules and regulations or (v) the conformity of the Transaction Documents to any term sheet or commitment letter.

*  *  *

For purposes of this letter, we have assumed the information in the Prospectus Supplement of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be a part of and included in the Registration Statement pursuant to such Rule 430B(f)(1) as of the date of the Underwriting Agreement. Our identification of documents and information as part of the General Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and we have not participated in the preparation of the documents incorporated by reference in the Registration Statement, the General Disclosure Package, or the Prospectus and because many determinations involved in the preparation of the Registration Statement, the General Disclosure Package, and the Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraphs 5 and 6 of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel for the Company in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of and other counsel for the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above:

(a) Each of the Registration Statement, as of the date of the Underwriting Agreement, and the Prospectus, as of the date of the Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that (i) we express no view as to the financial statements, financial schedules and other financial and accounting data (and statistical data derived therefrom) contained or incorporated by reference therein or omitted therefrom and (ii) we express no view as to the antifraud provisions of the United States federal securities Laws and the rules and regulations promulgated under such provisions; and

(b) No facts have come to our attention that cause us to believe that (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, considered together as of 4:30 p.m. on January 5, 2026 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i) through (iii) above, we do not express any view as to the financial statements, financial schedules and other financial and accounting data (and statistical data derived therefrom) contained or incorporated by reference therein or omitted therefrom.

[Remainder of page intentionally left blank.]

This letter is solely for your benefit and the benefit of the other Underwriters and no other person or entity shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other person or entity, except for (i) delivery of copies hereof to counsel for any of the Underwriters, (ii) inclusion of copies hereof in a closing file and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Underwriting Agreement or the other Transaction Documents filed by an addressee hereof against this law firm or in which any addressee hereof is a defendant. Notwithstanding the foregoing, the Trustee is hereby authorized to rely on this letter as though it were an addressee, subject to the assumptions, reservations, conditions and qualifications contained herein.

Very truly yours,

Stinson LLP

Exhibit A

Officer’s Certificate

(Attached)

D-A-1

EXHIBIT E

[FORM OF OPINION MATTHEW J. APLINGTON, ESQ.]

January 12, 2026

BofA Securities, Inc. One Bryant Park New York, New York 10036	RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, New York 10036	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202

Re:	Underwriting Agreement

Ladies and Gentlemen:

I am Senior Vice President and Chief Legal Officer of Spire Inc., a Missouri corporation (the “Company”). In such capacity, I have represented the Company in connection with the issuance and sale by the Company, pursuant to the Underwriting Agreement, dated January 5, 2026 (the “Underwriting Agreement”), between the Company and the several underwriters listed on Exhibit A thereto (collectively, the “Underwriters”), for whom BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives, of $200,000,000 aggregate principal amount of the Company’s 6.375% Junior Subordinated Notes due 2086 (the “Securities”). The Securities are to be issued pursuant to the Junior Subordinated Indenture dated as of November 24, 2025 (the “Base Indenture”), as amended or supplemented, including by the Second Supplemental Indenture thereto dated as of the date hereof (the “Supplemental Indenture”), between the Company and Regions Bank, as trustee (the “Trustee”). The Base Indenture, as so amended or supplemented, is referred to herein as the “Indenture.”

As such counsel, I have examined:

(a) the Articles of Incorporation and all amendments thereto of the Company (the “Articles”);

(b) the Bylaws and all amendments thereto of the Company (the “Bylaws”);

(c) all relevant corporate proceedings of the Company;

(d) the Underwriting Agreement;

(e) the Indenture;

(f) the forms of the Securities included in the Supplemental Indenture;

(g) the registration statement on Form S-3 (File No.: 333-287024) of the Company filed on May 7, 2025 with the Securities and Exchange Commission (the “Commission”) (such registration statement, including the documents incorporated therein by reference, the “Registration Statement”);

(h) the prospectus dated May 7, 2025 (together with the documents incorporated therein by reference, the “Base Prospectus”) included in the Registration Statement;

(i) the preliminary prospectus supplement dated January 5, 2026 (such preliminary prospectus supplement, together with the Base Prospectus, the “Pre-Pricing Prospectus” and, together with the pricing term sheet set forth on Exhibit C to the Underwriting Agreement, being referred to herein as the “General Disclosure Package”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”);

(j) the final prospectus supplement dated January 5, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act; and

(k) all other related agreements, documents, instruments and certificates executed or delivered to the Underwriters by the Company on or prior to the date hereof in connection with or pursuant to the Transaction Documents (as hereinafter defined) or any of the other documents comprising the transaction.

The documents referenced in (d), (e) and (f) above are collectively referred to herein as the “Transaction Documents.”

I have also examined (a) originals, or copies certified or otherwise identified to my satisfaction, of such agreements, documents, certificates, corporate and official records, affidavits and other instruments and (b) such laws, rules and regulations as I deemed necessary or appropriate for purposes of this letter. In such examinations, I have assumed (without independent investigation, verification or inquiry) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact relevant to the opinions in this letter, I have relied, without independent investigation, upon certificates of public officials, certificates of officers of the Company and representations and warranties of the Company contained in the Underwriting Agreement. For purposes of this letter, “Principal Subsidiary” shall mean each of Spire Alabama Inc., an Alabama corporation, Spire Missouri Inc., a Missouri corporation (“Spire Missouri”), and Spire Midstream LLC, a Missouri limited liability company (“Spire Midstream”).

Based upon such review and upon such inquiries and investigations of the Company as I deemed necessary or relevant, I am of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

4. (i) Spire Missouri has been duly organized and is validly existing as a corporation in good standing under the laws of Missouri, (ii) Spire Midstream has been duly organized and is validly existing as a limited liability company in good standing under the laws of Missouri, (iii) Spire Missouri has power and authority as a corporation to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, (iv) Spire Midstream has power and authority as a limited liability company to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (v) each Principal Subsidiary is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock or membership interests, as applicable, of each Principal Subsidiary are, to my knowledge, owned by the Company, directly or through subsidiaries, free and clear of any Lien, all the shares of capital stock of Spire Missouri have been duly authorized and validly issued and are fully paid and non-assessable and all the membership interests of Spire Midstream have been duly authorized and validly issued and are fully paid and non-assessable.

5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6. Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company.

7. The Securities have been duly authorized, executed and delivered by the Company.

8. To the best of my knowledge, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, or that would reasonably be expected to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

9. The information in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, under the captions “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Regulatory Accounting” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Matters,” and in Item 13 thereof under the caption “Certain Relationships and Related Transactions, and Director Independence,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Articles or Bylaws or any other material agreement, summaries of legal proceedings, or legal conclusions, is accurate in all material respects, except as such information has been supplemented or superseded by information contained in any periodic or current report under the Securities Exchange Act of 1934, as amended, filed by the Company with the Commission after September 30, 2025.

10. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the State of Missouri (other than as may be required under state securities or blue sky laws, as to which I express no opinion), and (B) no authorization, approval, vote or other consent of any stockholder of the Company, is necessary or required for the authorization, execution or delivery of the Underwriting Agreement by the Company for the issuance and sale of the Securities pursuant to the Underwriting Agreement.

11. The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder (including the issuance and sale of the Securities as contemplated therein) will not (a) violate or result in a default under the Articles or Bylaws, (b) violate any applicable law or statute of the State of Missouri or the United States of America known to me to be generally applicable to transactions of this type, (c) violate or result in a default under any order, rule or regulation of any court or governmental authority or agency of the State of Missouri or the United States of America that is binding on the Company or any of its subsidiaries or any of its property or (d) result in a breach of, or default under, any indenture, mortgage, deed of trust or other material agreement or instrument known to me after due inquiry to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject; except, with respect to clauses (b), (c) and (d) of this paragraph, such violations, breaches or defaults that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

12. To my knowledge, there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus that have not been so described and filed as required.

The opinion expressed in clause (v) of paragraph 4 herein is given solely on the basis of certificates of the State agencies or officials set forth in Schedule A, speaks only as of the dates indicated in such schedule and is limited to the meaning ascribed to such certificates by each applicable State agency and applicable law.

*   *   *

For purposes of this letter, I have assumed the information in the Prospectus Supplement of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be a part of and included in the Registration Statement pursuant to such Rule 430B(f)(1) as of the date of the Underwriting Agreement. My identification of documents and information as part of the General Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by me as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because many determinations involved in the preparation of the Registration Statement, the General Disclosure Package, and the Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraph 9 of this letter, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and I make no representation that I have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of my acting as counsel for the Company in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, I have reviewed each such document and have participated in conferences and telephone conversations with other representatives of the Company, representatives of the Company’s outside counsel, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed. In passing upon the form of the Registration Statement and the form of the Prospectus, I necessarily assume the correctness and completeness of the statements made by the Company and information included therein and take no responsibility therefor, except insofar as such statements relate to me.

Subject to the foregoing, I confirm to you that, on the basis of the information I gained in the course of performing the services referred to above:

(a) Each of the Registration Statement, as of the date of the Underwriting Agreement, and the Prospectus, as of the date of the Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that (i) I express no view as to the financial statements, financial schedules and other financial and accounting data (and statistical data derived therefrom) contained or incorporated by reference therein or omitted therefrom and (ii) I express no view as to the antifraud provisions of the United States federal securities laws and the rules and regulations promulgated under such provisions; and

(b) No facts have come to my attention that cause me to believe that (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, considered together as of 4:30 p.m. on January 5, 2026 (which you have informed me is a time prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i) through (iii) above, I do not express any view as to the financial statements, financial schedules and other financial and accounting data (and statistical data derived therefrom) contained or incorporated by reference therein or omitted therefrom.

I am a member of the Bar of the State of Missouri and I do not purport to be an expert on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other than the laws of the State of Missouri and the federal laws of the United States of America. Further, I express no opinion with respect to any law, rule, regulation or matter regarding (i) any matters of local law (i.e., laws, rules and regulations of counties, towns, municipalities or special political subdivisions and any agencies thereof), (ii) federal or state antitrust or unfair competition laws or (iii) laws relating to land use, zoning and building code issues, taxes, antifraud, environmental issues, intellectual property and state “blue sky” laws.

This opinion is furnished only to the Underwriters and their respective successors, assigns and participants, and is solely for their benefit in connection with the transactions contemplated by the Underwriting Agreement and related documents, amendments and supplements. This opinion is not to be used or otherwise relied upon by any other party or entity or for any other purpose without my prior written consent, except for (i) delivery of copies hereof to counsel for any of the Underwriters and (ii) inclusion of copies hereof in a closing file. Notwithstanding the foregoing, the Trustee is hereby authorized to rely on this letter as though it were an addressee, subject to the assumptions, reservations, conditions and qualifications contained herein.

This opinion is made as of the date hereof, and I undertake no obligation, and hereby disclaim any obligation, to advise you of any change after the date hereof in any matter set forth herein.

Very truly yours,

Matthew J. Aplington

Schedule A

Entity Name	State	Date
Spire Alabama Inc.	Alabama (Incorporated)	January 12, 2026
Spire Missouri Inc.	Missouri (Incorporated)	January 12, 2026
Spire Missouri Inc.	Louisiana (Qualified)	January 12, 2026
Spire Missouri Inc.	Oklahoma (Qualified)	January 12, 2026
Spire Midstream LLC	Missouri (Organized)	January 12, 2026

E-A-1

EXHIBIT F

[FORM OF OPINION OF SPAIN & GILLON, LLC]

January 12, 2026

BofA Securities, Inc. One Bryant Park New York, New York 10036	RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, New York 10036	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202

As the several Underwriters

Re: Underwriting Agreement

Ladies and Gentlemen:

We are corporate counsel for Spire Alabama Inc., an Alabama corporation (“Spire Alabama”) and a wholly owned subsidiary of Spire Inc., a Missouri corporation (the “Company”). In such capacity, we have represented Spire Alabama in connection with the issuance and sale by the Company, pursuant to the Underwriting Agreement, dated January 5, 2026 (the “Underwriting Agreement”), between the Company and the several underwriters listed on Exhibit A thereto (collectively, the “Underwriters”), for whom BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives, of $200,000,000 aggregate principal amount of the Company’s 6.375% Junior Subordinated Notes due 2086 (the “Securities”).

All capitalized terms used and not otherwise defined in this letter shall have the respective meanings ascribed to them in the Underwriting Agreement. This letter is delivered to you at the request of the Company pursuant to Section 5(b) of the Underwriting Agreement.

As corporate counsel, we have examined:

(a) the articles of incorporation and amendments thereto of Spire Alabama;

(b) the bylaws and amendments thereto of Spire Alabama;

(c) a State of Alabama Department of Revenue Certificate of Compliance, dated December 18, 2025;

(d) a certification from the Alabama Secretary of State, dated December 30, 2025, regarding records filed in his office;

(e) relevant corporate proceedings of Spire Alabama;

(f) the Board Resolutions of the Company, dated December 18, 2025;

(g) the Underwriting Agreement;

(h) the registration statement on Form S-3 (File No.: 333-287024) of the Company filed on May 7, 2025 with the Securities and Exchange Commission (the “Commission”), as amended, (such registration statement, including the documents incorporated therein by reference, the “Registration Statement”);

(i) the prospectus dated May 7, 2025 (together with the documents incorporated therein by reference, the “Base Prospectus”) included in the Registration Statement;

(j) the preliminary prospectus supplement dated January 5, 2026 (such preliminary prospectus supplement, together with the Base Prospectus, the “Pre-Pricing Prospectus” and, together with the pricing term sheet set forth on Exhibit C to the Underwriting Agreement, being referred to herein as the “General Disclosure Package”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”); and

(k) the final prospectus supplement dated January 5, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the Securities, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act.

We have also examined (a) originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents, certificates, corporate and official records, affidavits and other instruments and (b) such laws, rules and regulations as we deemed necessary or appropriate for purposes of this letter. In our examinations, we have assumed (without independent investigation, verification or inquiry) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials, certificates of officers of Spire Alabama and representations and warranties of the Company contained in the Underwriting Agreement and documents filed with the Commission.

Based upon such review and upon such inquiries and investigations of Spire Alabama as we deemed necessary or relevant, we are of the opinion that:

1. Spire Alabama (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and (b) is duly qualified as a foreign corporation and is in good standing in all of the states where the nature of its business or ownership or use of property requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect as defined in the Underwriting Agreement.

2. Spire Alabama has full corporate right, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

3. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of Spire Alabama have been, to our knowledge, duly authorized and validly issued and are fully paid and non-assessable.

The opinions set forth in this letter are qualified in their entirety and subject to the following:

(i) This opinion is made as of the date hereof, and we undertake no obligation, and hereby disclaim any obligation, to advise you of any change after the date hereof in any matter set forth herein. We are qualified to practice law in the State of Alabama and do not purport to be experts on, or to express any opinion herein concerning, any other published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Requirements of Law”) of any jurisdiction other than the Requirements of Law of the State of Alabama. Further, we express no opinion with respect to any Requirement of Law or matter regarding (i) local Requirements of Law (i.e., Requirements of Law of counties, towns, municipalities or special political subdivisions of any agencies thereof), (ii) Federal or state antitrust or unfair competition Requirements of Law or (iii) Requirements of Law relating to land use, zoning and building code issues, taxes, antifraud, environmental issues, intellectual property and state “blue sky” laws. This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly stated set forth herein.

(ii) We have assumed that no fraud, dishonesty, forgery, coercion, duress, or breach of fiduciary duty exists with respect to any of the matters relevant to the opinions expressed in this letter.

(iii) We express no opinion as to: (i) compliance of the transactions contemplated by the Underwriting Agreement with any Requirements of Law applicable to any person other than Spire Alabama, (ii) the financial condition or solvency of Spire Alabama, (iii) the ability (financial or otherwise) of the Company or any other Person to meet its obligations under the Underwriting Agreement or (iv) any provision of the Underwriting Agreement that would, to the extent not permitted by applicable Requirements of Law, restrict, waive access to or vary legal or equitable remedies or defenses (including, but not limited to, a right to notice of and hearing on matters relating to prejudgment remedies, service of process, proper jurisdiction and venue, forum non conveniens and the right to trial by jury) or the right to collect damages (including, but not limited to, actual, consequential, special, indirect, incidental, exemplary, and punitive damages).

This opinion is furnished only to the Underwriters and their respective successors, assigns and participants, and is solely for their benefit in connection with the transactions contemplated by the Underwriting Agreement and related documents, amendments and supplements. This opinion is not to be used or otherwise relied upon by any other party or entity or for any other purpose without our prior written consent, except for (i) delivery of copies hereof to counsel for the Underwriters and (ii) inclusion of copies hereof in a closing file.

Very truly yours,

Stephen P. Leara

Spain & Gillon, LLC,

Corporate Counsel for Spire Alabama Inc.

SPL/bkw

EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1. Pricing Term Sheet containing certain final terms of the Securities, substantially in the form of Exhibit C hereto.

G-1